CERTIFICATE OF MEMBERSHIP UNITS

Number	Membership Units

PRAIRIE CREEK ETHANOL, LLC
A Limited Liability Company Organized Under the Laws of the State of Iowa

THIS CERTIFIES THAT ______________________________________________________  is/are the owner(s) of  _________________ UNITS (       ) of the Membership Units of PRAIRIE CREEK ETHANOL, LLC, an Iowa limited liability company (the “Company). Changes in the actual Membership Units held by the Members are reflected in the Certificate of Registration of the Company.

The Membership Units represented by this Certificate may not be transferred or assigned except in compliance with the Operating Agreement of the Company, a copy of which is available at the principal office of the Company.

IN WITNESS WHEREOF, the Company has caused this Certificate to be signed by it’s duly authorized President and Secretary as of this             day of                      , 20     .

Clay Hansen, President	Mark Wigans, Secretary

FOR VALUE RECEIVED, ______ hereby sell, assign, and transfer unto ______________________________________________ _______________ Units represented by the within Certificate, and do hereby irrevocably constitute and appoint ________________________________ Attorney to transfer the said Units on the books of the within named Company with full power of substitution in the premises.

Dated ________________________,_________.

In Presence of

__________________________	___________________________________________

___________________________________________

THE TRANSFERABILITY OF THE MEMBERSHIP UNITS REPRESENTED BY THIS DOCUMENT IS RESTRICTED. SUCH UNITS MAY NOT BE SOLD, ASSIGNED, OR TRANSFERRED, NOR WILL ANY ASSIGNEE, VENDEE, TRANSFEREE OR ENDORSEE THEREOF BE RECOGNIZED AS HAVING ACQUIRED ANY SUCH UNITS FOR ANY PURPOSES, UNLESS AND TO THE EXTENT SUCH SALE, TRANSFER, HYPOTHECATION, OR ASSIGNMENT IS PERMITTED BY, AND IS COMPLETED IN STRICT ACCORDANCE WITH, THE TERMS AND CONDITIONS SET FORTH IN THE OPERATING AGREEMENT OF THE COMPANY, AS AMENDED FROM TIME TO TIME.

THE UNITS REPRESENTED BY THIS DOCUMENT MAY NOT BE SOLD, OFFERED FOR SALE, OR TRANSFERRED IN ABSENCE OF AN EFFECTIVE REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND UNDER APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH TRANSACTION IS EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND UNDER APPLICABLE STATE SECURITIES LAWS.